STAR EQUITY HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On May 20, 2024, Star Equity Holdings, Inc. (“Star” or the “Company”) announced it completed the acquisition of Timber Technologies, Inc. (“TT”) for consideration of up to $24.1 million subject to certain post-closing adjustments, including an earn-out provision and a hold back to satisfy certain indemnification obligations under the Purchase Agreement. The earn-out provision is based on Adjusted EBITDA thresholds for two successive measurement periods of twelve months, with the first measurement period ending one year after the closing date.
The acquisition constitutes a significant acquisition for the purposes of Item 2.01 of Current Report on Form 8-K. The unaudited pro forma condensed combined balance sheet as of March 31, 2024 gives effect to the transaction as if it had occurred on December 31, 2022. The adjustments included consist of transaction accounting adjustments necessary to reconcile the impacts of the acquisition to the unaudited pro forma condensed combined financial statements.The adjustments included consist of transaction accounting adjustments necessary to reconcile the impacts of the acquisition to the unaudited pro forma condensed combined financial statements.In addition, we have included unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2024 and the year ended December 31, 2023.
The unaudited pro forma condensed combined balance sheet has been derived from the historical consolidated balance sheet prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) and is presented based on information currently available. The unaudited pro forma condensed combined balance sheet is intended for informational purposes only and is not intended to represent the Company’s financial position had the acquisition and related events occurred on the date indicated. Our actual financial condition may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

STAR EQUITY HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1. Basis of Pro Forma Presentation
The unaudited pro forma condensed combined balance sheet as of March 31, 2024, and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 and for the three months ended March 31, 2024, are based on the historical financial statements of the Company and Timber Technologies, Inc. (“TT”) after giving effect to the Company’s acquisition of TT on May 17, 2024 (the “Acquisition Date”) and its subsequent acquisition of TT’s owned real property on June 28, 2024. Certain reclassification and adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial information.
We account for our acquisition transactions in accordance with ASC 805, Business Combinations. Under ASC 805 we record the assets acquired and liabilities assumed of the acquiree at fair value. Transaction costs directly attributable to the acquisition are expensed as incurred. The excess of (i) the total costs of acquisition over (ii) the fair value of the identifiable net assets of the acquiree is recorded as identifiable intangible assets and goodwill. Conversely, if the fair value of the net assets acquired are in excess of the amount for which we acquired such assets, we would record a “bargain purchase” gain upon acquisition.
The fair values assigned to TT’s assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of acquisition. We believe that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed, but we will adjust such fair values as needed. We expect to finalize the valuation of the assets and liabilities as of the Acquisition Date as soon as practicable, but not later than one year from the acquisition date.
The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of our consolidated results of operations or financial position that we would have reported had the acquisition of TT been completed as of the dates presented and should not be taken as a representation of our future consolidated results of operations or financial position.
The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes we included in the annual report on Form 10-K for the year ended December 31, 2023. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.
Note 2. Pro forma Adjustments
The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:
(1) Pro forma adjustment represents cash paid for acquisition of approximately $13.4 million and $7.0 million Bridgewater Bank (“Bridgewater”) facility entered into in connection with the acquisition with related interest applied. The difference between the amounts paid for the acquisition and the current value of assets acquired is reflected in Goodwill of approximately $13.9 million. Pro forma adjustments also include expenses related to acquisition of approximately $12 thousand and prepaid fees of approximately $86 thousand.
(2) Pro forma adjustment reflects $3.0 million in real property purchased from acquiree on June 28, 2024, which is secured by a $3.0 million mortgage related to TT’s owned real property acquired with related interest applied.
(3) Pro forma adjustments reflect interest applied on the Bridgewater loan and the mortgage on the real property acquired for each period presented. Such amounts are assumed to be paid in cash and are reflected as a reduction in cash balance on the condensed combined balance sheet.
(4) Prior to Star's acquisition, Timber Technologies was not a taxpaying entity for federal income tax purposes and, accordingly, it did not recognize any expense for such taxes. The federal income tax liability resulting from Timber Technologies' activities were the responsibility of Timber Technologies' members. The income tax adjustment recorded, for the period ended December 31, 2023, relates to the income that would have been allocated to Star at the Corporate Statutory Income Tax Rate. The income tax adjustment recorded, for the period ended March 31, 2024, relates to recomputing the Combined Company's Estimate Annual Effective Tax Rate including the estimated forecast of Timber Technologies including valuation allowance changes and applying the Estimate Annual Effective Tax Rate to year to date earnings of the updated combined group.

STAR EQUITY HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	As of March 31, 2024 (unaudited)
	Star Equity Holdings, Inc. Historical	Timber Technologies, Inc. Historical	Adjustments		Star Equity Holdings, Inc. Proforma
Assets:
Current assets:
Cash and cash equivalents	$14,662	$3,251	$(13,376)	(1), (3)	$4,538
Restricted cash	615	—	—		615
Investment in equity securities	5,575	—	—		5,575
Accounts receivable, net	4,584	870	—		5,454
Note receivable, current portion	399	—	—		399
Inventories, net	4,720	1,788	—		6,508
Other current assets	829	(11)	86	(1)	903
Assets held for sale	4,295	—	—		4,295
Total current assets	35,679	5,898	(13,290)		28,287
Property and equipment, net	3,537	2,145	3,000	(2)	8,682
Operating lease right-of-use assets	1,371	—	—		1,371
Intangible assets, net	12,067	—	—		12,067
Goodwill	4,438	—	13,903	(1)	18,341
Cost method investment	6,000	—	—		6,000
Notes receivable	8,528	—	—		8,528
Other assets	29	—	—		29
Total assets	$71,649	$8,043	$3,613		$83,305

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$1,503	$550	$—		$2,053
Accrued liabilities	1,028	20	81	(4)	1,130
Accrued compensation	1,018	—	—		1,018
Accrued warranty	45	—	—		45
Lumber derivative contracts	1	—	—		1
Deferred revenue	1,696	—	—		1,696
Short-term debt and current portion of long-term debt	1,924	—	10,000	(1), (2)	11,924
Operating lease liabilities	411	—	—		411
Finance lease liabilities	35	—	—		35
Total current liabilities	7,661	570	10,081		18,313
Long-term debt, net of current portion	—	—	—		—
Deferred tax liabilities	320	—	(161)	(4)	160
Operating lease liabilities, net of current portion	995	—	—		995
Finance lease liabilities, net of current portion	34	—	—		34
Total liabilities	9,010	570	9,920		19,502

Stockholders’ Equity:
Preferred stock, 0.0001 par value: 10,000,000 shares authorized: Series A Preferred Stock, 8,000,000 shares authorized, liquidation preference ($10 per share), 1915637 shares issued and outstanding at March 31, 2024	18,988	—	—		18,988
Series C Preferred stock, 0.0001 par value: 25000 shares authorized; no shares issued or outstanding	—	—	—		—
Common stock, 0.0001 par value: 10000000 shares authorized; 3169641 shares issued and outstanding (net of treasury shares) at March 31, 2024	2	—	—		2
Treasury stock, at cost; 51770 shares at March 31, 2024	(5,728)				(5,728)
Additional paid-in capital	159,690	(140)	140	(3)	159,690
Accumulated deficit	(110,313)	7,613	(6,447)	(3)	(109,149)
Total stockholders’ equity	62,639	7,473	(6,307)		63,803
Total liabilities and stockholders’ equity	$71,649	$8,043	$3,613		$83,305
See notes to unaudited pro forma condensed combined financial information.

STAR EQUITY HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except for per share amounts)

	For The Three Months Ended March 31, 2024 (unaudited)
	Star Equity Holdings, Inc. Historical	Timber Technologies, Inc. Historical	Adjustments		Star Equity Holdings, Inc. Proforma
Revenues:
Building Solutions	$9,118	$4,085	$—		$13,203
Total revenues	9,118	4,085	—		13,203

Cost of revenues:
Building Solutions	7,440	1,683	—		9,123
Investments	104	—	—		104
Total cost of revenues	7,544	1,683	—		9,227

Gross profit	1,574	2,402	—		3,976

Operating expenses:
Selling, general and administrative expenses	4,094	1,151	(12)	(1)	5,233
Amortization of intangible assets	442	—	—		442
Total operating expenses	4,536	1,151	(12)		5,675

Income (loss) from continuing operations	(2,962)	1,251	12		(1,699)

Other income (expense):
Other income (expense), net	399	1	—		400
Interest income (expense), net	374	23	(202)	(3)	194
Total other income (expense)	773	24	(202)		594

Loss from continuing operations before income taxes	(2,189)	1,275	(190)		(1,105)
Income taxes benefit (provision) from continuing operations	(35)	—	80	(4)	45
Net (loss) income from continuing operations	$(2,224)	$1,275	$(110)		$(1,060)

Net income (loss) per share
Continuing operations
Basic	$(0.70)	$0.40	$(0.03)		$(0.33)
Diluted	$(0.70)	$0.40	$(0.03)		$(0.33)
Weighted average shares outstanding
Basic	3,169	3,169	3,169		3,169
Diluted	3,183	3,183	3,183		3,183
Dividends declared per share of Series A perpetual preferred stock	$0.25	$0.25	$0.25		$0.25

See notes to unaudited pro forma condensed combined financial information.

STAR EQUITY HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except for per share amounts)

	For The Year Ended December 31, 2023 (unaudited)
	Star Equity Holdings, Inc. Historical	Timber Technologies, Inc. Historical	Adjustments		Star Equity Holdings, Inc. Proforma
Revenues:
Building Solutions	$45,785	$18,686	$—		$64,471
Total revenues	45,785	18,686	—		64,471

Cost of revenues:
Building Solutions	33,631	11,739	—		45,370
Investments	228	—	—		228
Total cost of revenues	33,859	11,739	—		45,598

Gross profit	11,926	6,947	—		18,873

Operating expenses:
Selling, general and administrative expenses	14,538	1,419	(12)	(1)	15,946
Amortization of intangible assets	1,734	—	—		1,734
Total operating expenses	16,272	1,419	(12)		17,680

Net Income (loss) from continuing operations	(4,346)	5,528	12		1,193

Other income (expense):
Other income (expense), net	852	40	—		892
Interest income (expense), net	973	59	(649)	(3)	384
Total other income (expense)	1,825	99	(649)		1,276

Loss from continuing operations before income taxes	(2,521)	5,627	(637)		2,469
Income tax benefit (provision)	614	—	(506)	(4)	108
Income (loss) from continuing operations	$(1,907)	$5,627	$(1,143)		$2,577

Net income (loss) per share
Continuing operations
Basic	$(0.60)	$1.78	$(0.36)		$0.81
Diluted	$(0.60)	$1.77	$(0.36)		$0.81
Weighted average shares outstanding
Basic	3,166	3,166	3,166		3,166
Diluted	3,175	3,175	3,175		3,175

Dividends declared per share of Series A perpetual preferred stock	$1.00	$1.00	$1.00		$1.00

See notes to unaudited pro forma condensed combined financial information.